SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the
☒	Definitive Proxy Statement		Commission Only (as permitted
☐	Definitive Additional Materials		by Rule 14a-6(e)(2))
☐	Soliciting Material Pursuant to § 240.14a-12
REXAHN PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REXAHN PHARMACEUTICALS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 2, 2006

TO OUR STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of the Stockholders of Rexahn Pharmaceuticals, Inc. (the “Company”) will be held on June 2, 2006, at 10:00 a.m. (local time), at the corporate headquarters of Rexahn Pharmaceuticals, Inc., located at 9620 Medical Center Drive, Rockville, Maryland 20850 (the “Annual Meeting”). The Annual Meeting is called for the following purposes:

1. To elect seven directors to a term of one year each, or until their successors have been elected and qualified;

2. To approve an amendment to the Company’s Stock Option Plan increasing from 6,992,500 to 17,000,000 the number of shares of common stock reserved for issuance thereunder;

3. To ratify the appointment of Lazar, Levine & Felix, LLP as the independent auditors of the Company; and

4. To consider and take action upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors has fixed May 4, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy card promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors,

Chairman of the Board

May 12, 2006

REXAHN PHARMACEUTICALS, INC.

9620 Medical Center Drive

Rockville, Maryland 20850

(240) 268-5300

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held June 2, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rexahn Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the principal executive offices of which are located at 9620 Medical Center Drive, Rockville, Maryland 20850, for the Annual Meeting of Stockholders to be held at the corporate headquarters of Rexahn Pharmaceuticals, Inc., located at 9620 Medical Center Drive, Rockville, Maryland 20850, on June 2, 2006, at 10:00 a.m. (local time) and for any postponement, or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company at the above stated address. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the Annual Meeting.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the director nominees set forth under the caption “Election of Directors”, the approval of the amendment to the Company’s Stock Option Plan (the “Plan”), and the ratification of the appointment of Lazar, Levine & Felix, LLP as the independent auditors of the Company.

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company’s stockholders is May 15, 2006.

Your vote is important. Accordingly, we urge you to sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

Common Questions Regarding Proxies

Q:   Why am I receiving this Proxy Statement and proxy card?

A:   You are receiving a Proxy Statement and proxy card from us because you own shares of common stock of the Company. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint Dr. Chang H. Ahn and Tae Heum Jeong as your representatives at the meeting. Dr. Ahn and Mr. Jeong will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. You can always decide to vote in person.

Q:   What is the record date?

A:   The record date is May 4, 2006. Only holders of common stock of record as of the close of business on this date will be entitled to vote at the Annual Meeting.

Q:   How many shares are outstanding?

A:   As of the record date, the Company had 46,415,632 shares of common stock outstanding.

In addition, as discussed in greater detail in the Proxy Statement, the Korean Rexahn Investors Voting Trust (“Voting Trust”) holds 6,341,660 shares of our common stock. Trustees of the Voting Trust have the right to vote the shares of common stock subject to the Voting Trust, currently 6,341,660 shares. This represents approximately 13.7% of the shares of our common stock entitled to vote at the meeting. Therefore, we expect that the Voting Trust’s vote may affect the outcome on each proposal.

Q:   What am I voting on?

A:   You are being asked to vote on the election of seven directors to the terms described in the Proxy Statement, the approval of an amendment to the Company’s Stock Option Plan and the ratification of Lazar, Levine & Felix, LLP as the independent auditors of the Company.

Q:   How do I vote?

A:   You may either vote by mail or in person at the Annual Meeting. To vote by mail, please sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted in accordance with your instructions. If you return a signed proxy card but do not provide voting instructions, your shares will be voted based on the recommendations of the Board of Directors. We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a brokerage account and do not have a physical share certificate, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting.

Q:   What does it mean if I receive more than one proxy card?

A:   It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q:   How many votes do you need to hold the meeting?

A:   A majority of the Company’s outstanding shares of common stock as of the record date must be present at the meeting in order to hold the Annual Meeting and conduct business. This is called a quorum.

Q:   What if I abstain from voting?

A:   Abstentions with respect to a proposal are counted as present or represented by proxy for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of the vote for directors, but will count as a vote against the amendments to the Stock Option Plan and the ratification of the Company’s independent auditors.

Q:   What if I don’t provide voting instructions to my broker?

A:   If your shares are held in street name and you do not provide voting instructions to your broker, then your shares will be counted as present or represented by proxy for purposes of determining the existence of a quorum, but will not be deemed voted on the proposed amendment to the Stock Option Plan. Such “broker non-votes” will have no effect on the outcome of the vote on this proposal.

Q:   How many votes must the nominees have to be elected?

A:   In order for a director to be elected, he or she must receive the affirmative vote of a plurality of the shares voted. In other words, the seven nominees who receive the most number of votes cast will be elected.

Q:   How are votes counted?

A:   Voting results will be tabulated and certified by our inspector of elections, Hwan Kim of Chadbourne & Parke LLP, our legal counsel.

Q:   Where can I find the voting results of the Annual Meeting?

A:   We will announce the voting results at the Annual Meeting. We will also publish the results in our quarterly report on Form 10-QSB for the second quarter of 2006. We will file that report with the Securities and Exchange Commission (“SEC”), and you can get a copy:

  •  by contacting Rexahn’s corporate offices via phone at (240) 268-5300 or by e-mail at IR@Rexahn.com; or

  •  through the SEC’s EDGAR system at www.sec.gov or by contacting the SEC’s public reference room at 1-800-SEC-0330.

VOTING SECURITIES

Holders of record of shares of the Company’s common stock, par value $.0001 per share, as of the close of business on May 4, 2006 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting on all matters. On the Record Date, the Company had outstanding 46,415,632 shares of common stock. Each outstanding share of common stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. A majority of the outstanding shares of common stock entitled to vote on any matter and represented at the Annual Meeting, in person or by proxy, shall constitute a quorum.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present, the affirmative vote of a plurality of the shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the director nominees. Abstentions and broker non-votes will not affect the outcome of the election of directors.

The affirmative vote of a majority of the shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is necessary to approve the amendment to the Stock Option Plan and to ratify the appointment of Lazar, Levine & Felix, LLP as the independent auditors of the Company. Thus, an abstention from voting on either of these proposals will have the same legal effect as a vote “against” the proposal, even though the stockholder may interpret such action differently. Broker non-votes will not be counted for any purpose in determining whether the proposal to approve the amendment of the Stock Option Plan has been approved and will not affect the outcome of the vote on this proposal.

The Korean Rexahn Investors Voting Trust holds 6,341,660 outstanding shares of our Common Stock. This means that at the Annual Meeting, the trustees of the Voting Trust will be permitted to vote 6,341,660 shares of our common stock. Therefore, we expect that the Voting Trust’s vote may affect the outcome on each proposal.

The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

The table below sets forth the beneficial ownership of common stock as of May 1, 2006 by the following individuals or entities:

•	each person, or group of affiliated persons, known to us to own beneficially own 5% or more of the outstanding common stock;

•	each director;

•	each executive officer; and

•	all of the directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, each person or entity named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him, her or it. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that will be subject to options held by that person that are exercisable as of May 1, 2006, or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

	Shares of Rexahn Pharmaceuticals Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares		Percentage
Directors and Executive Officers:
Chang H. Ahn*(3)	20,791,660	(1)(2)	44.4%
Charles Beever*(3)	—		—
Kwang Soo Cheong*(3)	—		—
Tae Heum Jeong*	900,000	(4)	1.9%
Y. Michele Kang*	—		—
David McIntosh*	75,000	(5)	Less than 1%
Young-Soon Park*	9,250,660	(1)(6)	19.9%
George F. Steinfels*	225,000	(7)	Less than 1%
All executive officers and directors as a group (8 persons)	24,900,660		52.4%

Holders of more than 5% of shares:
Korean Rexahn Investors Voting Trust*	6,341,660		13.7%
Rexgene Biotech Co., Ltd.**	4,791,670	(8)	10.3%
Chong Kun Dang Pharmaceutical Corp.***	3,000,000	(8)	6.5%
KT&G Corporation****	2,500,000	(8)	5.4%

*	c/o Rexahn, Corp, 9620 Medical Center Drive, Rockville, MD 20850.

**	4F Wooyoung Venture Bldg. 1330-13, Seocho-dong Seocho-gu, Seoul 137-070, Korea.

***	368, 3-ga, Chungjeong-ro, Seodaemun-gu, Seoul 120-756, Korea.

****	100 Pyongchon-dong, Daedeog-gu, Daejeon 306-130, Korea.

(1)
Includes 6,341,660 shares of common stock that are subject to the Korean Rexahn Investors Voting Trust, of which Dr. Ahn and Dr. Park are co-trustees. The voting trust agreement will terminate in July 2008, subject to earlier termination in accordance with its terms. As co-trustees, Dr. Ahn and Dr. Park have the exclusive unqualified right and power to exercise all of the voting rights and powers with respect to the shares that are subject to the voting trust. The voting trust holds shares on behalf of approximately sixty individual and institutional owners resident in Korea, none of whom (other than Dr. Park) has investment power with respect to more than 5% of the outstanding shares of common stock.

(2)
Includes Dr. Ahn’s options to purchase 300,000 shares of common stock that are currently exercisable or exercisable within 60 days of May 1, 2006, 500,000 shares held by Dr. Ahn’s wife, Inok Ahn, and Mrs. Ahn’s options to purchase 150,000 shares of common stock that are currently exercisable or exercisable within 60 days of May 1, 2006.

(3)	Charles Beever, Kwang Soo Cheong and Y. Michele Kang became directors on May 1, 2006.

(4)	Includes Mr. Jeong’s options to purchase 400,000 shares of common stock that are currently exercisable or exercisable within 60 days of May 1, 2006.

(5)	Includes Mr. McIntosh’s options to purchase 75,000 shares common stock that are currently exercisable or exercisable within 60 days of May 1, 2006.

(6)	Includes 166,000 shares of common stock as to which Dr. Park holds shared investment power subject to the Korean Rexahn Investors Voting Trust.

(7)	Includes Dr. Steinfels’ options to purchase 225,000 shares of common stock that are currently exercisable or exercisable within 60 days of May 1, 2006.

(8)	The boards of directors of each of Rexgene, Chong Kun Dang and KT&G, each a Korean corporation, have sole voting and sole investment power as to the shares owned by their respective corporations.

PROPOSAL 1

ELECTION OF DIRECTORS

The terms of the Company’s Board of Directors will expire at the Annual Meeting. At the Annual Meeting, all seven director nominees will be elected by the stockholders to serve a one-year term until the next Annual Meeting in 2007. The Board recommends that the persons named below be elected as directors of the Company, and it is intended that the accompanying proxy will be voted for the election as directors of the seven persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote (unless authority has been withdrawn) for the election of such person or persons as shall be designated by management.

Four of the seven nominees currently serve as directors of the Company. All nominees have consented to being named in this Proxy Statement and to serve if elected.

The Board of Directors has determined that Messrs. Beever, Cheong and McIntosh, and Ms. Kang, constituting a majority of the Board members, are “independent directors” as that term is defined in listing standards of the American Stock Exchange, Inc.

The following table sets forth the names, ages and positions of our directors:

Name	Age	Position
Dr. Chang H. Ahn	54	Chairman of the Board and Chief Executive Officer
Charles Beever	53	Director
Dr. Kwang Soo Cheong	45	Director
Tae Heum Jeong	35	Chief Financial Officer, Secretary and Director
Y. Michele Kang	46	Director
David McIntosh	47	Director
Dr. Young-Soon Park	59	Director

Chang H. Ahn. Dr. Ahn has served as Chairman of the Board and Chief Executive Officer since May 2005. Dr. Ahn served as Chairman and Chief Executive Officer of Rexahn, Corp from its incorporation in March 2001 to May 2005. From 1988 to 2001, Dr. Ahn held dual positions as both Expert Regulatory Pharmacologist and Lab Head at the FDA’s Center for Drug Evaluation and Research. Prior to joining the FDA in 1988, Dr. Ahn carried out cancer research at the National Cancer Institute, as well as at Emory University’s School of Medicine. In 2003 and 2004, Dr. Ahn organized and chaired the U.S.-Korea Bio Business and Partnership Forum, for which Maryland State and Montgomery County are partners. He also served as president of the Society of Biomedical Research from 2000 to 2003. Dr. Ahn holds a Ph.D. in pharmacology from Ohio State University. He also holds two B.S. degrees in pharmacy from Creighton University and Seoul National University.

Charles Beever. Mr. Beever has served as a director since May 2006 and has been a partner and Vice President of Booz·Allen & Hamilton, Inc. since October 1993, and served as staff member and Engagement Manager at Booz·Allen Hamilton from January 1984 to October 2003. Prior to joining Booz·Allen Hamilton, Mr. Beever served as Plant Production Manager from October 1981 to January 1984, Industrial Engineering Manager from June 1979 to October 1981 and Production Supervisor from July 1978 to June 1979 at McGraw-Edison Company. Mr. Beever holds a B.A. in Economics from Haverford College, where he was elected to Phi Beta Kappa, and an M.B.A. from the Harvard Graduate School of Business Administration.

Kwang Soo Cheong. Dr. Cheong has served as a director since May 2006 and has served as Assistant Professor in the Department of Finance since 2001 and the Interim Department Chair and Director of Finance Programs since November 2005 at Johns Hopkins University. Dr. Cheong served as Assistant Professor at the University of Hawaii from 1994 to 2001. During the summer of 1995, Dr. Cheong was a Visiting Fellow in the Taxation and Welfare Division in the Korea Development Institute. From 1993 to 1994, Dr. Cheong was a lecturer at the Stanford University Department of Economics. Dr. Cheong holds a B.A. in Economics and an M.A. in Economics from Seoul National University, and a Ph.D. in Economics from Stanford University.

Tae Heum Jeong. Mr. Jeong has served as Chief Financial Officer and Secretary since May 2005. Mr. Jeong served as Chief Financial Officer of Rexahn from December 2002 to May 2005 and as a director since June 2005. From 1997 to November 2002, Mr. Jeong served as a senior investment manager at Hyundai Venture Investment Corporation, a venture capital firm where he managed the biotech investment team. He was also a committee member of the Industrial Development Fund of Korea’s Ministry of Commerce, Industry and Energy from 2000 to 2002. Mr. Jeong holds a B.S. in chemistry and an M.S. specializing in bio-medicinal chemistry, from Pohang University of Science and Technology (POSTECH).

Y. Michele Kang. Ms. Kang has served as a director since May 2006 and has served as Vice President and General Manager of Northrop Grumman Information Technology’s Health Solutions division since 2003; Vice President and Deputy General Manager, Global Information Technology of Northrop Grumman Mission Systems from 2001 to 2003; and Vice President, e-Business of Northrop Grumman Mission Systems from 2000 to 2001. She is a member of the eHealth Initiative Leadership Council and a member of the steering committee of Connecting for Health. Prior to joining Northrop Grumman, Ms. Kang was a partner in the Strategic Advisory Services group of Ernst & Young LLP. Ms. Kang received a B.A. in Economics from the University of Chicago and a Master’s degree in Public and Private Management from the Yale School of Management.

David McIntosh. Mr. McIntosh has served as a director since May 2005. Mr. McIntosh served as a director of Rexahn from March 2004 to May 2005. He has been a partner at Mayer, Brown, Rowe & Maw LLP (law firm) since 2001. Mr. McIntosh was a member of the United States House of Representatives, representing the 2nd District of Indiana from 1995 to 2001. From 1993 to 1994, he was a director of the Hudson Institute Competitiveness Center. He served on President Bush’s Council on Competitiveness as Executive Director from 1989 to 1993. He also served as the Special Assistant to President Reagan for Domestic Affairs from 1987 to 1989 and was the Special Assistant to the Attorney General of the United States from 1986 to 1987. Mr. McIntosh received a B.A. from Yale College and a J.D. from the University of Chicago Law School.

Young-Soon Park. Dr. Park has served as a director since May 2005. Dr. Park served as a director of Rexahn from March 2001 to May 2005. She is the founder of Onnuri Health Group and has served as its Chief Executive Officer and Chairman of the Board of Directors since 1992. She is also the Chairman of the Board of Directors of Onnuri Pharmacy Welfare Association since 1997. She had served as the Chief Executive Officer and Chairman of Rexgene Biotech from 2000 until 2002. Dr. Park received a B.A. in pharmacy from Pusan University and a Ph.D. in pharmacy from Wonkwang University.

Board of Directors and Board Meetings

The Board of Directors of the Company held 7 meetings during the fiscal year ended December 31, 2005. Each current director attended 100% or more of the meetings of the Board of Directors and committees of which they were members.

Any stockholder who wishes to send any communications to the Board or to individual directors should deliver such communications to the Company’s executive offices, 9620 Medical Center Drive, Rockville, MD 20850, ATTN: Corporate Secretary (secretary@Rexahn.com). Any such communication should indicate whether the communication is intended to be directed to the entire Board or to a particular director(s), and must indicate the number of shares of common stock beneficially owned by the stockholder. The Secretary will forward appropriate communications to the Board and/or the appropriate director(s). Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of the Board or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.

Committees of the Board of Directors

During 2005, the Board of Directors did not have any committees. Effective May 1, 2006 the Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each composed of three members.

Audit Committee. The Audit Committee will, among other things:

•	appoint or replace and oversee our independent auditors and approve all audit engagement fees and terms;

•
preapprove all audit (including audit-related) services, internal control-related services and permitted non-audit services (including fees and terms thereof) to be performed for us by our independent auditors;

•	review and discuss with our management and independent auditors significant issues regarding accounting and auditing principles and practices and financial statement presentations;

•
review and approve our procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters; and

•	review and oversee our compliance with legal and regulatory requirements.

Kwang Soo Cheong, Charles Beever, and Michele Kang will serve as members of our Audit Committee. Mr. Cheong will serve as Chairman of the Audit Committee. Each of the members meets the criteria for independence required by AMEX and Rule 10A-3 under the Exchange Act.

We currently do not have an Audit Committee financial expert (as defined in the SEC’s rules). We believe that it has been, and may continue to be, impracticable to recruit such a director until we are significantly larger.

Compensation Committee. The Compensation Committee will, among other things:

•	fix salaries of executive officers and review salary plans for other executives in senior management positions;

•	review and make recommendations with respect to the compensation and benefits for non-employee directors, including through equity-based plans;

•	evaluate the performance of our CEO and other senior executives and assist the Board in developing and evaluating potential candidates for executive positions; and

•	administer our incentive compensation, deferred compensation and equity-based plans pursuant to the terms of the respective plans.

David McIntosh, Charles Beever, and Kwang Soo Cheong will serve as members of our Compensation Committee. Mr. McIntosh will serve as Chairman of the Compensation Committee. Each of the members meets the criteria for independence required by AMEX.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will, among other things:

•	review, evaluate and seek out candidates qualified to become Board members;

•	review committee structure and recommend directors for appointment to committees;

•	develop, reevaluate (not less frequently than every three years) and recommend the selection criteria for Board and committee membership;

•	establish procedures to oversee evaluation of our Board, its committees, individual directors and management; and

•	develop and recommend guidelines on corporate governance.

Michele Kang, David McIntosh and Young Soon Park will serve as members of our Nominating and Corporate Governance Committee. Ms. Kang will serve as Chairman of the Nominating and Corporate Governance Committee. Each of the members meets the criteria for independence required by AMEX.

Compensation of Directors

Our non-employee director compensation policy is as follows:

(a) each of the non-employee directors will receive 20,000 options to purchase shares of the common stock of the Company for each year he or she serves on the Board; and

(b) each of the non-employee directors will receive an additional board meeting fee of $1,000 for each meeting he or she participates in.

The Board recommends a vote FOR the approval of the persons named above be elected as directors of the Company, and signed proxy cards that are returned will be so voted unless otherwise instructed on the proxy card.

PROPOSAL 2

APPROVAL OF AMENDMENT TO INCREASE SHARES AVAILABLE UNDER THE COMPANY’S STOCK OPTION PLAN

General

The Board has approved an amendment to the Company’s Stock Option Plan, subject to stockholder approval, to increase the maximum aggregate number of shares authorized for issuance under the plan from 6,992,500 shares to 17,000,000 shares.

The Board adopted the amendment to increase the number of shares authorized for issuance under the plan to ensure that the Company can continue to grant stock-based awards to directors and employees of and consultants to the Company at levels determined appropriate by the Board and a committee or committees appointed by the Board to administer the plan. Management and the Board believe that the use of stock-based compensation is important to the Company to recruit and retain qualified persons. As of May 1, 2006, there were 137,500 shares remaining available for grants of stock options under the plan.

In July 2003, the Board of Directors adopted, and in August 2003, our stockholders approved, the Rexahn, Corp Stock Option Plan. In connection with the May 2005 merger of Corporate Road Show.Com Inc. (“CPRD”) and Rexahn, Corp to form Rexahn Pharmaceuticals, Inc. (the “Merger”), we assumed the plan and converted all outstanding options to purchase Rexahn, Corp common stock into options to purchase our common stock. The number of shares subject to the converted options was multiplied by five and the exercise price per share was divided by five.

The plan permits grants to be made from time to time as non-qualified stock options or incentive stock options.

Administration. The plan is administered by the Board of Directors. In the alternative, the Board may appoint a stock option committee to administer the plan on behalf of the Board. The plan is currently administered by our Compensation Committee. In order to meet the requirements of the rules under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), all future grants under the plan will be made by a committee whose members are “non-employee directors” as defined for purposes of Section 16 of the Exchange Act and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Participation. The persons to whom grants are made under the plan will be selected from time to time by the stock option committee in its sole discretion from among our employees, officers, directors and consultants.

Shares Subject to Stock Option Plan. The plan currently authorizes the issuance or delivery of an aggregate of 6,992,500 shares of common stock, and following approval of the proposed amendment by stockholders, will authorize a maximum of 17,000,000 shares. Shares of common stock subject to the unexercised, undistributed or unearned portion of any terminated or forfeited grant under the plan will be available for further awards.

Stock Options. The plan authorizes grants of stock options, which may be either incentive stock options eligible for special tax treatment or non-qualified stock options. Incentive stock options may be granted only to our employees.

Under the provisions of the plan authorizing the grant of stock options:

•
the option price will be determined by the stock option committee; provided, however, that the option price for an incentive stock option may not be less than 100% of the fair market value of the shares of our common stock on the date of grant (110% for grants to an optionee owning more than 10% of our total combined voting power);

•
the term during which each stock option may be exercised will be determined by the stock option committee; provided, however, that incentive stock options generally may not be exercised more than ten years from the date of grant (five years for grants to an optionee owning more than 10% of our total combined voting power); and

•
at the time of exercise of a stock option the option price must be paid in full in cash or in shares of our common stock or in a combination of cash and shares of our common stock or by such other means as the stock option committee may determine.

All grants made under the plan will be evidenced by a letter to the optionee, together with the terms and conditions applicable to the grants, as determined by the stock option committee consistent with the terms of the plan. These terms and conditions will include, among other things, a provision describing the treatment of grants in the event of certain triggering events, such as a sale of a majority of the outstanding shares of our common stock, a merger or consolidation in which we are not the surviving company, and termination of an optionee’s employment, including terms relating to the vesting, time for exercise, forfeiture or cancellation of a grant under such circumstances.

Under the plan, stock options may not be granted after August 5, 2013.

Tax Matters. The following is a brief summary of the material federal income tax consequences of benefits under the plan under present law and regulations:

(a) Incentive Stock Options. The grant of an incentive stock option will not result in any immediate tax consequences to us or the optionee. An optionee will not realize taxable income, and we will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares of our common stock acquired over the option exercise price will be includable in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the optionee does not dispose of the shares of our common stock acquired within one year after their receipt, and within two years after the option was granted, gain or loss realized on the subsequent disposition of the shares of our common stock will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of our common stock on the date of exercise over the option exercise price or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount as the optionee realizes such ordinary income.

(b) Non-qualified Stock Options. In general, the grant of a non-qualified stock option will not result in any immediate tax consequences to us or the optionee. Upon the exercise of a non-qualified stock option, generally the optionee will realize ordinary income and we will be entitled to a deduction, in each case, in an amount equal to the excess of the fair market value of the shares of our common stock acquired at the time of exercise over the option exercise price.

Amendment, Suspension or Termination of Stock Option Plan. Our Board of Directors may at any time amend, suspend or discontinue the plan and the stock option committee may at any time alter or amend awards and award agreements made thereunder to the extent permitted by law, provided that no such alteration or amendment will be effective without the approval of our stockholders to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to the plan and no such alteration and amendment will impair the rights of any recipient of grants without such recipient’s consent. In the event of any change in or affecting the outstanding shares of our common stock by reason of a stock dividend, stock split, combination of shares or other similar event, our board of directors will make such amendments to the plan and outstanding grants and award agreements, and make such adjustments and take such actions as it deems appropriate and equitable. In the event of any proposed change in control (as defined by the plan), the stock option committee will take such action as it deems appropriate and equitable to effectuate the purposes of the plan and to protect the optionees, including, but not limited to, accelerating or changing the exercise dates of stock options, payment of appropriate consideration for the cancellation and surrender of stock options or if equity securities of any other corporation will be exchanged for outstanding shares of our common stock, providing for stock options to become options with respect to such other equity securities. For purposes of the plan, a change in control means the sale, exchange or disposition of substantially all of our assets or any merger, share exchange, consolidation or other reorganization or business combination in which we are not the surviving corporation or in which our stockholders become entitled to receive cash, securities of our company other than voting common stock or securities of another issuer.

As of the date of this proxy statement, there has been no determination by the Compensation Committee with respect to future awards of additional compensation authorized by the proposed amendments, which are discretionary in nature. Accordingly, the benefits or amounts that will be received by or allocated to the directors and executive officers of the Company, and that would have been received by or allocated to the directors and executive officers of the Company if the plan, as amended, had been in effect during fiscal 2005, are not determinable.

Options under Employee Benefit Plans

The following table provides information, as of May 1, 2006, about shares of our common stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or directors under all of our existing equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders
Rexahn stock option plan	6,795,795	$0.89	137,500
CPRD stock option plan	—	—	10,000
Equity compensation plans not approved by stockholders	—	—	—
Total	6,795,795	$0.89	147,500

The Board of Directors recommends a vote FOR the approval of the amendment to the Company’s Stock Option Plan, and signed proxy cards that are returned will be so voted unless otherwise instructed on the proxy card.

PROPOSAL 3

RATIFICATION
OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS

The Board of Directors recommends a vote for the ratification of the appointment of Lazar, Levine & Felix, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2006. Lazar, Levine & Felix, LLP have been the Company’s auditors for the past fiscal year and have no direct or indirect financial interest in the Company. A representative of Lazar, Levine & Felix, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Lazar Levine & Felix LLP and SF Partnership, LLP for the audits of the Company’s annual financial statements for the years ended December 31, 2005 and 2004, respectively.

	2005	2004
Audit Fees	$61,000	$26,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

The Board of Directors recommends a vote FOR the ratification of the appointment of Lazar, Levine & Felix, LLP as the Company’s auditors for fiscal 2006.

REPORT OF THE BOARD OF DIRECTORS ACTING AS THE AUDIT COMMITTEE

During 2005, the Company did not have an Audit Committee and the Board served as the Audit Committee. As a result, this report is signed by the current members of the Board of Directors who served during 2005. Two members of the Board, Chang H. Ahn and Tae Heum Jeong, are executive officers of the Company and are not considered independent under AMEX listing standards.

Effective May 1, 2006, the Board of Directors of the Company has appointed an Audit Committee composed of three directors, each of whom is independent under AMEX listing standards, as applicable and as may be modified or supplemented. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Charter is filed as Appendix A to this Proxy Statement and available on our website at www.Rexahn.com.

The Audit Committee’s job is one of oversight. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with generally accepted accounting principles.

The Board reviewed and discussed the Company’s audited financial statements with management. Although management had discussions with Lazar, Levine & Felix, LLP, the Company’s independent auditors for 2005, the Board did not have direct discussions with the independent auditors regarding these matters.

Although Lazar, Levine & Felix, LLP prepared written statements regarding the matters required to be discussed by Statement on Accounting Standards No. 61, due to communications error, the Company did not receive such statements and the Board did not have discussions with the independent auditors regarding these matters.

Although Lazar, Levine & Felix, LLP prepared the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, due to communications error, the Company did not receive such statements and the Board did not have discussions with the independent auditors regarding these matters.

Based on the review and discussions with management referred to above, the Board determined that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

By the Board of Directors:

Chang H. Ahn
Tae Heum Jeong
David McIntosh
Young-Soon Park

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth the annual and long-term compensation, from all sources, of the Chief Executive Officer of the Company and the other executive officers of the Company for services rendered in all capacities to Rexahn for the fiscal years ended December 31, 2005, 2004 and 2003, except as noted below. The compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees.

Summary Compensation Table

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (Shares)	All Other Compensation ($)

Chang H. Ahn	2005	$350,000	$70,000	—	1,000,000	—
Chairman of the	2004	$350,000	—	—	—	—
Board and Chief	2003	$338,461	—	—	—	—
Executive Officer

Tae Heum Jeong	2005	$111,470	$20,000	—	500,000	—
Chief Financial	2004	$97,432	—	—	—
Officer	2003	$61,538	—	—	250,000	—

George F. Steinfels(1)	2005	$165,385	$20,000	—	500,000	—
Chief Business Officer and Senior Vice President, Clinical Development	2004	$80,182	—	—	250,000	—

Frank Ferraro(2)	2005	—	—	—	—	$120,000(4)
Chief Executive	2004	$90,000(3)	—	—	—	—
Officer and President	2003	$90,000(3)	—	—	—	—

(1)	Mr. Steinfels joined in June 2004; therefore, compensation information for Mr. Steinfels is provided only for fiscal 2004 and 2005.

(2)	Mr. Ferraro resigned from all his positions with the Company in May 2005.

(3)	During fiscal 2003 and 2004, payments of Mr. Ferraro’s salary under his employment agreement were deferred in the amount of $42,026 and $76,020, respectively.

(4)
Mr. Ferraro received 500,000 shares of common stock issued after the Merger pursuant to the Settlement Agreement dated May 12, 2005 in consideration of the cancellation of $122,500 of deferred salary and certain other reimbursements owed to Mr. Ferraro in exchange for such shares of common stock and certain assets. The value of the 500,000 shares issued to Mr. Ferraro is based on the value of Rexahn, Corp common stock on January 20, 2005.

Option Grants in Last Fiscal Year

Shown below is further information on grants to the named executive officers of options to purchase our common stock pursuant to our Stock Option Plan during the fiscal year ended December 31, 2005, which are reflected in the Summary Compensation Table above, and give effect to the Merger exchange ratio of five shares of Rexahn Pharmaceuticals common stock for each share of Rexahn common stock.

	Number of Securities Underlying Options Granted (Shares)[1]	Percentage of Total Options Granted to Rexahn Employees in Fiscal 2005	Exercise Price (per share) (1)	Expiration Date

Chang H. Ahn	1,000,000	35.7%	$0.80	1/20/2015
Tae Heum Jeong	500,000	17.9%	$0.80	1/20/2015
George F. Steinfels	500,000	17.9%	$0.80	1/20/2015
Frank Ferraro(2)	—	—%	$—	—

(1)
On January 20, 2005, Dr. Ahn, Mr. Jeong and Dr. Steinfels received grants of options to purchase 200,000, 100,000 and 100,000 shares of Rexahn common stock, respectively, at an exercise price of $4.00 per share, which after giving effect to the adjustments in the Merger became options to purchase 1,000,000, 500,000 and 500,000 shares of Rexahn Pharmaceuticals common stock, respectively, at an exercise price of $0.80. These options will vest 30%, 30% and 40% on the first, second and third anniversaries, respectively, of the date of grant.

(2)	Mr. Ferraro resigned from all his positions with the Company in May 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Shown below is information with respect to (i) exercises by the named executive officers during fiscal year 2005 of options to purchase Rexahn common stock granted under the Rexahn Stock Option Plan and (ii) the unexercised options to purchase Rexahn Pharmaceuticals common stock derived from options to purchase Rexahn common stock granted to the named executive officers in fiscal year 2005 and prior years and held by them at December 31, 2005, after giving effect to the Merger exchange ratio of five shares of Rexahn Pharmaceuticals common stock for each share of Rexahn common stock.

			Number of Unexercised Options Held at December 31, 2005(1)		Value of Unexercised In-the-Money Options at December 31, 2005(2)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Chang H. Ahn	—	—	—	1,000,000	$—	$1,200,000
Tae Heum Jeong	—	—	250,000	500,000	$384,000	$600,000
George F. Steinfels	—	—	75,000	675,000	$90,000	$810,000
Frank Ferraro(3)	—	—	—	—	$—	$—

(1)
Option information reflects options to purchase shares of Rexahn common stock outstanding as of December 31, 2005 which were adjusted in the Merger to become options to purchase Rexahn Pharmaceuticals common stock, and gives effect to the Merger exchange ratio of five shares of Rexahn Pharmaceuticals common stock for each share of Rexahn common stock.

(2)	Based on closing price of our common stock of $2.00 on December 14, 2005, the last day any trades of common stock were reported in the year 2005.

(3)	Mr. Ferraro resigned from all his positions with the Company in May 2005.

Employment Agreements

Chang H. Ahn. Dr. Ahn’s employment agreement dated September 12, 2005 provides that Dr. Ahn will serve as Chief Executive Officer (“CEO”) of the Company until September 12, 2010, unless Dr. Ahn’s employment is sooner terminated as further described below. If Dr. Ahn’s employment continues beyond September 12, 2010, such employment will become “at-will,” unless his employment agreement is expressly extended.

Dr. Ahn will be paid an annual base salary of $350,000, subject to periodic review and potential increase at the Board’s sole discretion. During his employment, Dr. Ahn will be eligible to receive an annual cash bonus, as determined by the Board in its sole discretion, not exceeding 75% of his annual base salary. In order to receive such cash bonus, Dr. Ahn must be actively employed by the Company on the date on which such cash bonus is scheduled to be paid to him. Dr. Ahn will also be eligible to receive options to purchase shares of the Company’s stock, to be awarded in the Board’s sole discretion under the Company’s Stock Option Plan (the “Plan”). In addition, Dr. Ahn will be eligible for additional bonus in the form of cash and/or stock that may be awarded in the Board’s sole discretion.

If Dr. Ahn suffers a “Disability” (as defined in his employment agreement), the Board, in its sole discretion, may terminate the employment agreement immediately upon written notice to Dr. Ahn. The Board may terminate Dr. Ahn’s employment with or without “Cause” (as defined in his employment agreement) or Dr. Ahn may voluntarily terminate his employment, in each case, upon 30 days’ written notice.

If the Company terminates Dr. Ahn’s employment without Cause (other than following a “Change of Control” (as defined in his employment agreement)), the Company will pay to Dr. Ahn (1) his then current base salary through the termination date, (2) any accrued but unused vacation days as of the termination date, (3) a pro-rata portion of Dr. Ahn’s bonus for fiscal year in which the termination occurs, assuming a bonus of 75% of his then current base salary, (4) an amount equaling 6 months of his then current base salary, and (5) continued coverage under the Company’s health insurance plan for 18 months. If Dr. Ahn’s employment is terminated by the Board without Cause within the one-year period immediately following a Change of Control, the Company will pay to Dr. Ahn the termination compensation and benefits subject to the conditions as described in clauses (1), (2), (3) and (5) of the first sentence of this paragraph. In addition, the Company will pay to Dr. Ahn an amount equaling his then current base salary for the greater of the remainder of the term of his employment under the employment agreement or a period of one year. The payments and benefits to Dr. Ahn described in this paragraph are subject to reimbursement by Dr. Ahn and reduction by any compensation or benefits actually earned or received by Dr. Ahn as an employee of or consultant to any other entity during the period for which Dr. Ahn continues to receive salary payments post-termination, the requirement that Dr. Ahn, in good faith, seek other employment in a comparable position and otherwise mitigate the Company’s obligations and Dr. Ahn’s execution of a customary release in a form satisfactory to the Company.

Tae Heum Jeong. Mr. Jeong’s employment agreement dated September 12, 2005 provides that Mr. Jeong will serve as Chief Financial Officer of the Company until September 12, 2007, unless Mr. Jeong’s employment is sooner terminated as further described below. If Mr. Jeong’s employment continues beyond September 12, 2007, such employment will become “at-will,” unless his employment agreement is expressly extended.

Mr. Jeong will be paid an annual base salary of $160,000, subject to periodic review and potential increase at the Board’s sole discretion. During his employment, Mr. Jeong will be eligible to receive an annual cash bonus, as determined by the CEO in his sole discretion, in an amount not exceeding 50% of his annual base salary. In order to receive such cash bonus, Mr. Jeong must be actively employed by the Company on the date on which such cash bonus is scheduled to be paid to him. Mr. Jeong will also be eligible to receive options to purchase shares of the Company’s stock, to be awarded in the Board’s sole discretion under the Stock Option Plan. In addition, Mr. Jeong will be eligible for additional bonus in the form of cash and/or stock that may be awarded in the Board’s sole discretion.

The circumstances under which Mr. Jeong’s employment agreement may terminate and the related terms and conditions of any payments and benefits payable to Mr. Jeong as a result of the termination are substantially similar to Dr. Ahn’s employment agreement, except that if the Company terminates Mr. Jeong’s employment without Cause (other than following a Change of Control), the Company will pay to Mr. Jeong a pro-rata portion of Mr. Jeong’s bonus for fiscal year in which the termination occurs, assuming a bonus of 50% of his then current salary.

Mr. Jeong is restricted from soliciting employees or customers of the Company during and for 12 months after the employment period.

George Steinfels. Dr. Steinfels’ employment agreement dated September 12, 2005 provides that Dr. Steinfels will serve as Chief Business Officer of the Company until September 12, 2007, unless Dr. Steinfels’ employment is sooner terminated as further described below. If Dr. Steinfels’ employment continues beyond September 12, 2007, such employment will become “at-will,” unless his employment agreement is expressly extended.

Dr. Steinfels will be paid an annual base salary of $200,000, which will be subject to periodic review and potential increase at the Board’s sole discretion. During his employment, Dr. Steinfels will be eligible to receive an annual cash bonus, as determined by the CEO in his sole discretion, in an amount not exceeding 50% of his annual base salary. In order to receive such cash bonus, Dr. Steinfels must be actively employed by the Company on the date on which such cash bonus is scheduled to be paid to him. Dr. Steinfels, during his employment, will also be eligible to receive options to purchase shares of the Company’s stock, to be awarded in the Board’s sole discretion under the Stock Option Plan. In addition, Dr. Steinfels will be eligible for additional bonus in the form of cash and/or stock that may be awarded in the Board’s sole discretion.

The circumstances under which Dr. Steinfels’ employment agreement may terminate and the related terms and conditions of any payments and benefits payable to Dr. Steinfels as a result of the termination are substantially similar to Mr. Jeong’s employment agreement.

Dr. Steinfels is restricted from soliciting employees or customers of the Company during and for 12 months after the employment period.

To the extent that any amounts payable to Dr. Ahn, Mr. Jeong or Dr. Steinfels described above constitute an amount payable under a “nonqualified deferred compensation plan,” as defined in Section 409A, following a “separation from service,” as defined in Section 409A, such payment will not be made until the date that is six months following the executive’s “separation from service,” but only if the executive is then deemed to be a “specified employee” under Section 409A.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Securities and Exchange Act (the “1934 Act”) requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

Based solely on our review of such forms furnished to the Company and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during fiscal 2005, except that grants of options to our non-employee directors made in September 2005 were not timely reported on Form 4, adjustments made to the exercise prices to the options held by our directors and executive officers in December 2005 were not timely reported on Form 4 and no Form 5 was filed by our executive officers and directors with respect to fiscal 2005.

Code of Ethics

We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We are in the process of reviewing a code of ethics with our attorneys and the independent board members and will adopt one upon completion of discussions.

CERTAIN TRANSACTIONS

Certain Relationships and Related Transactions

On August 3, 2005, we engaged Montgomery Pacific Group (“MPG”) to act as our financial advisor for a one-year term in connection with our growth strategies, certain in licensing activities and acquisition of certain assets. In consideration of the services, we agreed to pay MPG an advisory fee, consisting of an initial retainer fee and success fees subject to the successful closing of licensing transactions, acquisitions and private placements. We paid an initial retainer fee of $50,000 in 2005. Dr. John Holaday, a former director, is a partner of MPG.

On February 6, 2003, we entered into a research collaboration agreement with Rexgene Biotech Co., Ltd. (“Rexgene”), the holder of approximately 10.3% of outstanding common stock. Dr. Young-Soon Park, holder of approximately 19.9% of outstanding common stock and a director, served as the Chairman of Rexgene Biotech until 2003.

Under the agreement we and Rexgene agreed to jointly develop and implement a research and development plan (including conducting clinical and animal trials in various countries and exchanging data derived from such trials) in order to register RX-0201, one of our drug candidates, for sale and use in Asian countries. We contributed a license to technology relating to RX-0201, and Rexgene contributed $1,500,000 as initial contributions under the agreement. In addition, Rexgene agreed to conduct clinical trials in Asian countries at its own expense, and we agreed to conduct clinical and animal trials in the United States and in non-Asian countries at our own expense. We and Rexgene also agreed to share data, improvements, developments, discoveries and inventions resulting from the agreement. Under the agreement, Rexgene also received an exclusive license from us to exploit any results from the research development in Asian countries, and we received an exclusive license to exploit any results from the research and development everywhere in non-Asian countries. Pursuant to the terms of the agreement, Rexgene also agreed to pay us 3% of the profits derived from the sale of RX-0201 in Asian countries. The agreement, if not earlier terminated by either us or Rexgene, will terminate on the expiration of the patents resulting from the agreement, or if no such patents are granted, 20 years from February 6, 2003.

On September 3, 2003, we entered into a joint research and development agreement with Chong Kun Dang Pharmaceutical Corp. (“CKD”), the holder of approximately 6.5% of outstanding common stock.

Under the agreement, we and CKD agreed to cooperate in the research and development of a variety of new pharmaceutical compounds for human use in their own capacities. Each of CKD and us has performed and will continue to perform research, development and other obligations under the agreement at its own expense. CKD and Rexahn equally own all information, data, discoveries and all other results, either patentable or non-patentable, made or developed in connection with or arising out of the agreement. All profits derived from or in connection with the agreement will be allocated to CKD and us in proportion to relative contributions based on certain ratios, which vary depending upon a particular research and development phase during which the profits are earned. The agreement, if not earlier terminated by either us or CKD, will last until the expiration of any intellectual property rights pertaining to information, data, discoveries and all other results made or developed in connection with or arising out of the agreement.

GENERAL

Management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling, and mailing the proxy, Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

Our Annual Report, including the Annual Report on Form 10-KSB and financial statements, for the fiscal year ended December 31, 2005, was mailed to shareholders with this Proxy Statement.

STOCKHOLDER PROPOSALS

Stockholders interested in submitting a proposal for inclusion in the proxy statement for the 2007 Annual Meeting may do so by submitting the proposal in writing to the Company’s executive offices, 9620 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary. Pursuant to Rule 14a-8 under the Exchange Act, to be eligible for inclusion in our proxy statement, stockholder proposals must be received no later than January 12, 2007. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

Our amended and restated bylaws also establish an advance notice procedure with regard to nominations of persons for election to the board and stockholder proposals to be brought before an annual meeting. Stockholder proposals and nominations may be not be brought before the 2007 Annual Meeting unless, among other things, the stockholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in our amended and restated bylaws, and the stockholder’s submission is received by us no earlier than the close of business on February 2, 2007, and no later than March 4, 2007. Proposals or nominations not meeting these requirements will not be entertained at the 2007 Annual Meeting. Stockholders recommending candidates for consideration by the Nominating and Corporate Governance Committee must provide the candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. These requirements are separate from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement. A copy of the full text of these bylaw provisions may be obtained from our website at www.Rexahn.com.

EXPENSES OF SOLICITATION

The cost of the solicitation of proxies will be borne by the Company. The Company will also reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.

May 12, 2006

APPENDIX A

REXAHN PHARMACEUTICALS, INC.

AUDIT COMMITTEE CHARTER
ADOPTED MAY 1, 2006

Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors of Rexahn Pharmaceuticals, Inc. (the “Company”) to assist the Board in overseeing (1) the accounting and financial reporting processes of the Company, (2) the internal control and disclosure control systems of the Company, (3) the integrity and audits of the financial statements of the Company, (4) the compliance by the Company with legal and regulatory requirements, (5) the qualifications and independence of the Company’s independent auditors, and (6) the performance of the Company’s internal audit function and independent auditors.

Committee Membership

The Committee shall consist of at least two members of the Board of Directors, one of whom shall be designated the chairman, and each of whom shall meet the independence, qualification and experience requirements of the American Stock Exchange (“AMEX”), Section 10(A)(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), subject to applicable effective dates and transition periods for compliance. All members of the Committee shall be able to read and understand fundamental financial statements. In addition, at least one member of the Committee must qualify as an “audit committee financial expert” as defined under the Exchange Act. If a Committee member simultaneously serves on the audit committees of more than three public companies, the Board of Directors must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and this determination will be disclosed in the annual meeting proxy statement.

The members and the chairman of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Members of the Committee may be replaced by the Board.

Meetings

The Committee shall meet at least four times a year, with further meetings to occur, or action to be taken by unanimous written consent, when deemed necessary or desirable. The Committee shall meet periodically in separate executive sessions with management (including the Chief Financial Officer) and the independent auditors, and have such other direct and independent action with such persons from time to time as the members of the Committee deem appropriate. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

For the transaction of any business at any meeting of the Committee, a majority of the members shall constitute a quorum. The Committee shall take action by the affirmative vote of a majority of the members present at a duly held meeting. The Committee may also take action by unanimous written consent to the fullest extent permitted by the Delaware General Corporation Law.

Fees

The only compensatory fees that members of the Committee may receive from the Company shall be fees for service as a member of the Board of Directors and any Board committees, and such other amounts that may be permitted under the Exchange Act and the rules promulgated thereunder, and the applicable rules of the AMEX.

Committee Authority and Responsibilities

The Committee shall have the sole authority to appoint or replace the independent auditors (subject, if applicable, to shareowner ratification) and approve all audit engagement fees and terms. The Committee shall be directly responsible for the compensation, retention and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The independent auditors shall report directly to the Committee.

The Committee shall preapprove all audit (including audit-related) services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more of its members, when appropriate, including the authority to preapprove audit (including audit-related) and permitted non-audit services, provided that decisions of any such member to preapprove shall be presented to the full Committee at its next scheduled meeting. Any approval by the Committee of non-audit services to be performed by the independent auditors shall be disclosed to investors in the Company’s annual meeting proxy statement and Annual Report on Form 10-KSB filed with the SEC.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report, or performing other audit, review or attest services, compensation to any consultants or advisors employed by the Committee, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall have direct responsibility to:

Financial Statement and Disclosure Matters

1)
Review and discuss with management and the independent auditors the Company’s annual audited financial statements, including the Company’s disclosures made in management’s discussion and analysis of financial condition and results of operations, prior to the filing of the Annual Report on Form 10-KSB.

2)
Recommend to the Board of Directors whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-KSB. Prepare and submit the audit committee report as required by the rules of the SEC for inclusion in the Company’s annual proxy statement or annual report on Form 10-KSB filed with the SEC.

3)
Review and discuss with management and the independent auditors (a) significant issues regarding accounting and auditing principles and practices and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and any major issues as to the adequacy of the Company’s internal and disclosure controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effect of alternative Generally Accepted Accounting Principles (“GAAP”) methods on the Company’s financial statements; and (c) the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the Company’s financial statements.

4)	Review and discuss with management and the independent auditors the quarterly earnings news releases prior to issuance.

5)
Review and discuss with management and the independent auditors the Company’s quarterly report on Form 10-QSB, including the Company’s quarterly financial statements and the disclosures made in management’s discussion and analysis of financial condition and results of operations. This review shall occur prior to the filing of the Quarterly Report on Form 10-QSB.

6)
Discuss periodically with management financial information and earnings guidance provided to analysts and rating agencies for the Company. This responsibility may be performed generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each instance in which the Company may provide financial information, including earnings guidance, to analysts and rating agencies.

7)
Discuss periodically with management any use of “pro forma”, or “adjusted” non-GAAP, information (i.e., non-GAAP financial measures) that may be included in a Form 10-KSB, Form 10-QSB, earnings release or financial information or earnings guidance provided to analysts and rating agencies. This responsibility may be performed generally (i.e., by discussing the types of information to be disclosed).

8)
Review, prior to the CEO and CFO quarterly or annual report certification submission to the SEC, (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and (c) whether or not there was any change in internal control over financial reporting that occurred during the Company’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

Oversight of Independent Auditors

9)	Review and evaluate, at least annually, the lead partner of the Company’s independent auditor team.

10)
Receive and review formal written reports from the independent auditors at least annually regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1. Evaluate the qualifications, performance and independence of the independent auditors, including discussing with the independent auditors any disclosed relationship or service that may impact the objectivity and independence of the independent auditors, considering whether the auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and internal auditors, and present to the Board of Directors its conclusions and recommendations with respect to overseeing the independence of the independent auditors.

11)
Review and discuss quarterly reports from the independent auditors related to (a) all critical accounting policies and practices used by the Company; (b) material alternative treatments of financial information permitted by GAAP that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (c) other material written communications between the independent auditors and management such as any management letter or schedule of unadjusted differences before the independent auditors’ quarterly or annual report on the financial statements of the Company is filed with the SEC.

12)
Ensure compliance with all audit partner rotation requirements required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13)	Review and approve the Company’s policies for any hiring of employees or former employees of the independent auditors.

14)	Meet with the independent auditors to review and approve the scope of the annual audit and quarterly reviews, including the planning and staffing.

15)	Discuss with the independent auditors the matters required to be discussed by Statements on Auditing Standards Nos. 61 and 90 relating to the conduct of the audit.

16)
Review with the independent auditors any difficulties the auditors may have encountered in the course of the audit or review work; any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise); and any management or internal control letter issued or proposed to be issued by the independent auditors and the Company’s response to that letter, including any restrictions on the scope of independent auditors’ activities or access to required information, and any significant changes to the audit plan and any disagreements with management, which if not satisfactorily resolved, would have affected the independent auditors’ opinion.

Compliance Oversight Responsibilities

17)	Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated.

18)
Obtain reports from management and the independent auditors that the Company and its subsidiary and controlled affiliated entities are in conformity with applicable legal requirements and the Company’s standards of business conduct and conflict of interest policies. Advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s standards of business conduct and conflict of interest policies.

19)
Review with management legal matters that may have a material effect on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

20)
Review and approve the Company’s procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

21)
Review management’s report related to the effectiveness of the internal control over financial reporting and the independent auditors’ report attesting to, and reporting on, the internal control assessment made by management.

22)
Report regularly to the Board of Directors, and review with the Board of Directors, any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements or the qualifications, performance and independence of the independent auditors.

Other Responsibilities

23)	Have the authority, without seeking approval from the Board of Directors, to retain independent legal, financial, accounting or other advisors.

24)	Make regular reports to the Board of Directors.

25)	Review any other matter brought to its attention within the scope of its duties and report to the Board of Directors as appropriate.

26)	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

27)	Annually review its own performance.

Limitations of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These duties are the responsibility of management and the independent auditors.

PROXY
REXAHN PHARMACEUTICALS, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Chang H. Ahn and Tae Heum Jeong, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all the shares of Rexahn Pharmaceuticals, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held on June 2, 2006, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

To vote in accordance with the Board of Directors' recommendations just sign and date this card; no boxes need to be checked.

Where a vote is not specified, the proxies will vote the shares represented by the proxy FOR the election of directors and FOR proposals 2 and 3 and will vote in accordance with their discretion on such other matters as may properly come before the meeting.

Please mark your votes as indicated in this example ☒

1.	ELECTION OF SEVEN DIRECTORS -

01 Chang H. Ahn	02 Charles Beever	03 Kwang Soo Cheong
04 Tae Heum Jeong	05 Michelle Kang	06 David McIntosh
07 Young Soon Park

WITHHOLD
FOR	FOR ALL
*	*

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

2.	TO APPROVE AN AMENDMENT TO THE REXAHN STOCK OPTION PLAN

FOR	AGAINST	ABSTAIN
*	*	*

3. RATIFICATION OF APPOINTMENT OF AUDITORS

FOR	AGAINST	ABSTAIN
*	*	*

I/We plan to attend the meeting. (Please detach the attached admission ticket and bring to the meeting.)

*

Signature	Signature if held jointly

Date:	, 2006

If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each person should sign the proxy card. Please sign, date and return the proxy card promptly using the enclosed envelope.

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

To view the Annual Report and Proxy materials online go to:
www.Rexahn.com

ADMISSION TICKET

Bring this admission ticket with you to the meeting on June 2, 2006. Do not mail.

This admission ticket admits you to the meeting.
You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of May 4, 2006, the record date.

REXAHN PHARMACEUTICALS

2006 Annual Meeting of Shareowners

June 2, 2006
10:00 A.M.

Offices of Rexahn Pharmaceuticals, Inc.
9620 Medical Center Drive
Rockville, MD 20850

NON-TRANSFERABLE	NON-TRANSFERABLE